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                                                                    EXHIBIT 99.2


                      FORM OF NOTICE OF GUARANTEED DELIVERY
                           FOR SHARES OF COMMON STOCK
                    OF J. ALEXANDER'S CORPORATION SUBSCRIBED
                     FOR UNDER THE BASIC SUBSCRIPTION RIGHT

As set forth on pages 16 and 17 of the Prospectus dated ___________, 1999 under "The Rights Offering - Guaranteed Delivery Procedures," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of J. Alexander's Corporation's common stock subscribed for pursuant to the Basic Subscription Right. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent.

                           The Subscription Agent is:

                         SunTrust Bank, Nashville, N.A.
                      Attention: Corporate Trust Department
                          Donna Williams; Kyle Burchard


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
By Mail:                         By Facsimile:                 By Hand, Express Mail or
SunTrust Financial Center        (Telecopier):                 Overnight Courier:
Sixth Floor                      (615) 748-5331                SunTrust Financial Center
P. O. Box 305110                 Confirm by Telephone:         Sixth Floor
Nashville, Tennessee, 37230      (615) 748-4745                424 Church Street
                                                               Nashville, TN 37219
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
     VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT
     CONSTITUTE A VALID DELIVERY.

The member firm of a national securities exchange or the National Association of Securities Dealers, Inc., or bank or trust company having an office or correspondent in the United States which completes this form must communicate the guarantee and the number of shares subscribed for to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, guaranteeing delivery of
(i) payment in full for all subscribed shares at a price of $3.75 per share and
(ii) a properly completed and signed copy of the Subscription Certificate, to the Subscription Agent prior to 5:00 p.m., Central Daylight Time, on the Expiration Date. Failure to do so will result in a forfeiture of the Rights.

                                    GUARANTEE

The undersigned, a member firm of a national securities exchange or the National Association of Securities Dealers, Inc. or a bank or trust company, having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by the close of business 5:00 p.m., Central Daylight Time on [___________], 1999 of (A) a properly completed and executed Subscription Certificate, and (B) payment of the full subscription price for all subscribed shares at a price of $3.75, as subscription for such shares is indicated herein or in the Subscription Certificate.


         No. of Shares of Common Stock _____________ * $3.75 = Total Payment Due $______________


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METHOD OF DELIVERY (CIRCLE ONE)

         A.  Through the Depository Trust Company ("DTC")

         B.  Direct to the Subscription Agent


Please assign above a unique control number for each guarantee submitted. This number should be referenced on any direct delivery or any delivery through DTC.






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Name of Firm                                 Authorized Signature



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Address                                      Title



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Zip Code                                     Name (Please Type or Print)



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Telephone Number                             Date



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DTC Participant Number